Exhibit 99.1

Excerpt of transcript of Arena's investor conference call held on January 7, 2020

. . . .

Amit D. Munshi:

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This is an exciting time for us as we enter the next stage of evolution of Arena. We started the cleanup and turnaround in 2016 and ’17 and then moved to building a solid operational footprint in 2018 and ’19, both in terms of people and balance sheet, ending last year, 12/31/19, with approximately $1.1 billion in cash, cash equivalents and investments. As we start this year, we turn our focus to laying the foundation for the future of Arena.

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